UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2006

ENERGY VISION INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-103621	88-04360717
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

1739 University Ave. #339.

Oxford, MS 38655

(Address of principal executive offices)

Registrant's Telephone Number, including area code:

_________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 8 - Other Events

Item 8.01 Other Events

The SEC released an order to suspend trading for a number of companies, including Energy Vision International, Inc. ("EGVI") that have been delinquent in their periodic reports. EGVI received no notice or communication from the SEC prior to the suspension and was one of several companies whose stock was suspended from trading. The suspension was lifted September 12, 2006, and the Company has resumed trading of its securities under their symbol EGVI (OTC - Other).

The company is also pleased to announce the proposed launch of a new subsidiary in Detroit, Michigan. It expects to commence operations within 30 days. The new subsidiary will be named EVI Michigan and a professional management team has been assembled to take advantage of the business opportunities in this region. The Company will announce more details about this transaction in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Anthony K. Welch

Anthony K. Welch, President